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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                        VASO ACTIVE PHARMACEUTICALS, INC.

                             A DELAWARE CORPORATION

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

     Section 1. The registered office shall be located at 1209 Orange Street in the City of Wilmington, 19801, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and outside the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or outside the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of the stockholders shall be held on such day during the third month after the end of the Corporation's fiscal year, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect directors by a plurality vote and transact such other business as may properly be brought before the meeting.

     Section 3.   (a)    Nominations of persons for election as directors and
the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Article II, who is entitled to

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vote at the meeting and who complies with the notice procedures set forth in this Article II.

          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a) of Section 3, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that if either the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a--11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (B) the class and number of shares of common stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation's outstanding common stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

          (c)     Notwithstanding anything in the second sentence of paragraph
(b) of Section 3 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one

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hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

          (d)     (i)    Only such persons who are nominated in accordance with
the procedures set forth in Sections 3 or 6 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Sections 3 or 6. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the board shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Sections 3 or 6 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (b)(iii)(D) of Section 3 and (y) if any proposed nomination or business was not made or proposed in compliance with Sections 3 or 6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

                  (ii) For purposes of these by-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 and 15(d) of the Exchange Act.

                  (iii) Notwithstanding the provisions of Sections 3 and 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these by-laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a--8 under the Exchange Act.

     Section 4. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 5. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced

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and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6.   (a)    Special meetings of the stockholders, for any purpose
or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by statute or by the certificate of incorporation, stockholders of this corporation shall not be entitled to request a special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          (b) Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the board of directors or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time notice provided for in Section 3 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election, who complies with the notice procedures set forth in Section 3. If the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (b) of Section 3 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the later of (x) the close of business of the ninetieth day prior to such special meeting or (y) the close of business of the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     Section 7. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 8. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the certificate of incorporation, each holder of Class A common stock of the corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the Class A common stock having voting power held by such stockholder, each holder of Class B common stock of the corporation shall at every meeting of the stockholders be entitled to three votes in person or by proxy for each share of the Class B common stock having voting power held by such stockholder, respectively, and the holders of Class A common stock and Class B common stock shall vote together as a single class on all matters on which the stockholders may vote, except when class voting is required by applicable law or when the holders of Class B common stock shall be entitled to vote as a separate class in accordance with the certificate of incorporation. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. The corporation shall have less than three directorships. The number of directorships shall be the number fixed by resolution of the directors from time to time, or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of stockholders or by unanimous written consent of directors in lieu of such annual meeting. Each director shall hold office until the next annual stockholders meeting and until his/her successor shall have been elected and qualified, or until his/her earlier resignation, or removal from office in accordance with the provisions of the certificate of incorporation, death or incapacity.

     Section 2. Any director may be removed from office only in accordance with the provisions of the certificate of incorporation.

     Section 3. Any vacancies in the board of directors, however occurring, whether by death, resignation, retirement, disqualification, removal from office in accordance with the provisions of the certificate of incorporation, or otherwise, may be filled by the directors remaining in office acting by a majority vote, and any director so chosen shall hold office until the next annual stockholders meeting and until his/her successor shall have been elected and qualified, or until his/her earlier resignation, removal from office in accordance with the provisions of the certificate of incorporation, death or incapacity.

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     Section 4.   The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or outside of the State of Delaware.

     Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 8. Special meetings of the board may be called by the president on three days' notice to each director, either personally or by telegram or telefax, or on seven days' notice to each director by mail; special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of the sole director.

     Section 9. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the total number of directors shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board or committee.

     Section 11. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may

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participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by personal delivery, telegram or telefax.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, a chief financial officer and a secretary. The board of directors may elect from among its members a chairman of the board. The board of directors may also choose a vice-president and a treasurer, additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a chief financial officer and a secretary and may choose one or more vice-presidents and a treasurer.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

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     Section 5.   The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation, shall be filled by the board of directors.

                      THE CHIEF EXECUTIVE OFFICER/PRESIDENT

     Section 6. The board of directors may, but is not obligated to, appoint a chief executive officer. If the board of directors does not appoint a chief executive officer, the president shall be the chief executive officer of the corporation. The chief executive officer and the president shall individually or jointly, as the case may be, have general responsibility for the active and day-to-day management of the business and affairs of the corporation, shall have such powers and perform such other duties as described from time to time by the board of directors and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman of the board, the president will preside at all meetings of the stockholders and the board of directors.

     Section 7. The chief executive officer and the president shall individually or jointly, as the case may be, be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                            THE CHAIRMAN OF THE BOARD

     Section 8. Unless otherwise provided by the board of directors, the chairman of the board shall preside at all meetings of the stockholders and the board of directors. The chairman of the board shall have such powers and perform such other duties as described from to time by the board of directors.

                             CHIEF FINANCIAL OFFICER

     Section 9. The chief financial officer shall be the principal financial and accounting officer of the corporation, shall have general responsibility for the active and day-to-day management of the financial affairs of the corporation, including the establishment and maintenance of internal financial controls, and shall also have such powers and perform such other duties as prescribed from time to time by the board of directors.

     Section 10. He/she shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

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     Section 11.  In the absence of the president or in the event of his/her inability or refusal to act, the board of directors may designate one or more individuals to carry out the duties of the president. If a vice-president is so designated by the board of directors, the vice-president (or in the event there be more than one vice president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the president or board of directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

     Section 12. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.

     Section 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 14. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 15. He/she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

     Section 16. If required by the board of directors, he/she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal

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from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

     Section 17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 18. In the event no treasurer or assistant treasurer is elected or appointed by the board of directors, then the President shall exercise all powers and duties of the treasurer and assistant treasurer as set forth herein.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

     Section 1. The shares of the corporation shall be represented by a certificate or certificates. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, the president, or a vice-president of the corporation, and the treasurer, an assistant treasurer, the secretary, or an assistant secretary of the corporation.

     Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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                                TRANSFER OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, unless otherwise provided in the certificate of incorporation, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                                 INDEMNIFICATION

     Section 1. DEFINITIONS. For purposes of this Article VII the following terms shall have the meanings indicated:

     "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

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     "Court" means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by a Covered Person shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

     "Covered Person" means a person who is a present or former director or officer of the corporation and shall include such person's legal representatives, heirs, executors and administrators.

     "Disinterested" describes any individual, whether or not that individual is a director, officer, employee or agent of the corporation who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of expenses or other action, is sought by a Covered Person.

     "Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

     "Good Faith" shall mean a covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person's conduct was unlawful.

     "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or Covered Person in an action to determine the Covered Person's rights under this Article.

     "Officer" means the chairman of the board, president, vice presidents, treasurer, assistant treasurer(s), secretary, assistant secretary and such other executive officers as are appointed by the board of directors of the corporation and explicitly entitled to indemnification hereunder.

     "Proceeding" includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by the Covered Person for the purpose of enforcing such Covered Person's rights under this Article to the extent provided in Section l4 of this Article. "Proceeding" shall not include any counterclaim

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brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

     Section 2.   RIGHT TO INDEMNIFICATION IN GENERAL.

     (a) COVERED PERSONS. The corporation shall indemnify, and advance Expenses to, each Covered Person who is, was or is threatened to be made a party or is otherwise involved in any Proceeding, as provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

     The indemnification provisions in this Article shall be deemed to be a contract between the corporation and each Covered Person who serves in any Corporate Status at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Covered Person.

     (b) EMPLOYEES AND AGENTS. The corporation may, to the extent authorized from time to time by the board of directors, grant indemnification and the advancement of Expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of Expenses of Covered Persons.

     Section 3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Each Covered Person shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of such Covered Person's Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation. Such Covered Person shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith.

     Section 4. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Each Covered Person shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of such Covered Person's Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor. Such Covered Person shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits,

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indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

     Section 5. INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Article, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such Covered Person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith. If such Covered Person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify such Covered Person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Article, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.

     Section 7. ADVANCEMENT OF EXPENSES. Notwithstanding any provision to the contrary in this Article, the corporation shall advance all reasonable Expenses which, by reason of a Covered Person's Corporate Status, were incurred by or on behalf of such Covered Person in connection with any Proceeding, within twenty
(20) days after the receipt by the corporation of a statement or statements from such Covered Person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Covered Person and shall include or be preceded or accompanied by an undertaking by or on behalf of the Covered Person to repay any Expenses if such Covered Person shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertakings to repay made pursuant to this Section 7 shall be unsecured and interest-free. Advancement of Expenses pursuant to this Section 7 shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body. The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the undertaking to make repayment provided pursuant to this Section 7.

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     Section 8.   NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by a
Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding. The omission of such notice will not relieve the corporation from any liability which it may have to such Covered Person otherwise than under this Article. With respect to any such Proceedings of which such Covered Person has provided notice to the corporation:

     (a) The corporation will be entitled to participate in the defense at its own expense.

     (b) Except as otherwise provided below, the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below.

     The Covered Person shall have the right to employ his/her own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person except as follows. The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding. The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of, any Proceeding brought by or in the right of the corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation's said outside counsel.

     (c) Notwithstanding any provision of this Article to the contrary, the corporation shall not be liable to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent. The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person's written consent. Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

     (d) If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he/she is to be indemnified shall be made within ten (l0) days after such determination.

     Section 9.   PROCEDURES.

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     (a)  METHOD OF DETERMINATION. A determination (as provided for by this
Article or if required by applicable law in the specific case) with respect to a Covered Person's entitlement to indemnification shall be made either (a) by the board of directors by a majority vote of a quorum consisting of Disinterested directors, or (b) in the event that a quorum of the board of directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, or (c) by the vote of the holders of a majority of the corporation's capital stock outstanding at the time entitled to vote thereon.

     (b) INITIATING REQUEST. A Covered Person who seeks indemnification under this Article shall submit a Request for Indemnification, including such documentation and information as is reasonably available to such Covered Person and is reasonably necessary to determine whether and to what extent such Covered Person is entitled to indemnification.

     (c) PRESUMPTIONS. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Covered Person is entitled to indemnification under this Article.

     (d) BURDEN OF PROOF. The person or entity opposing a Covered Person's claim for indemnification shall have the burden of proof to overcome the presumption described by Section 9(c) above in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     (e) EFFECT OF OTHER PROCEEDINGS. The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement of conviction, or upon a plea of guilty or of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

     Section 10. . ACTION BY THE CORPORATION. Any action, payment, advance determination other than a determination made pursuant to Section 9, authorization, requirement, grant of indemnification or other action taken by the Corporation pursuant to this Article shall be effected exclusively through any Disinterested person so authorized by the board of directors of the Corporation, including the president or any vice president of the corporation.

     Section 11. NON-EXCLUSIVITY. The rights to indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a Covered Person may at any time be entitled under applicable law, the Certificate of Incorporation, these By-Laws, any agreement, a vote of stockholders, a resolution of the board of directors, or otherwise. No amendment, alteration, rescission or replacement of this Article or any provision hereof shall be effective as to a Covered Person with respect to any action taken or omitted by such Covered Person in such Covered Person's Corporate Status or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in

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whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

     Section 12. INSURANCE. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any Covered Person, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

     Section 13. NO DUPLICATIVE PAYMENT. The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     Section 14. EXPENSES OF ADJUDICATION. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person's rights under, or to recover damages for breach of, this Article, the Covered Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all expenses (of the types described in the definition of Expenses in Section l of this Article) actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Cover Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

     Section 15. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

     (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                    DIVIDENDS

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     Section 1.   Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

     Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                   FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 6. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

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